UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2008

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 4, 2008, Delta’s Board of Directors amended Article II, Section 5(b), Article III, Section 1 and Article IV, Section 1 of Delta’s Bylaws.

Article II, Section 5(b) has been amended to make it clear that the voting standard for stockholder action on matters other than the election of directors is a majority of the voting power present at the meeting.  Article III, Section 1 has been amended to confirm that abstentions are not counted in stockholder voting in uncontested director elections.  These amendments do not change the voting standards for stockholder action and were made only to remove possible ambiguities in the provisions.

Article IV, Section 1 of the Bylaws has been amended to clarify that the Chief Executive Officer of Delta has the authority to appoint Senior Vice Presidents of Delta, along with other Vice Presidents, any Assistant Secretaries, a Treasurer and any Assistant Treasurers of Delta.  The Board of Directors retains exclusive authority to appoint a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, any Executive Vice Presidents and the Secretary of Delta and may also appoint other officers.

Delta’s Bylaws, as amended through April 4, 2008, are attached as Exhibit 3.1.  The amendments to Delta’s Bylaws were effective on April 4, 2008.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 3.1	Delta Air Lines, Inc. Bylaws, as amended through April 4, 2008

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Leslie P. Klemperer
Date: April 4, 2008	Leslie P. Klemperer Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Delta Air Lines, Inc. Bylaws, as amended through April 4, 2008